UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported) September 26, 2013

Max Sound Corporation
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-51886	2902 A Colorado Avenue Santa Monica, CA 90404	26-3534190
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(888) 777-1987
(Registrant's telephone number, including area code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐           Written communications pursuant  to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to  Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐           Pre-commencement communications  pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications  pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 26, 2013, Max Sound Corporation, a Delaware corporation (the “Company”) entered into a Credit Line Agreement (the “Credit Line Agreement) by and between the Company and Greg Halpern (the “Lender”).  The Lender is the Chairman and Chief Financial Officer of the Company.

Pursuant to the Credit Line Agreement, the Lender has established for the benefit of the Company a revolving line of credit (the “Credit Line”) in the amount of $1,000,000 that will mature and expire on or before the second anniversary of September 26, 2013 (the “Maturity Date”).  Interest will accrue on each Advance at an annual rate of  4% (the “Interest Rate”).  All accrued interest will be due and payable as of the Maturity Date.  On September 30, 2013, the Company drew an initial Advance of $150,000.

Prior to the Maturity Date, the Company may borrow, prepay and re-borrow under the Credit Line.  The outstanding balance of the Credit Line shall be due and payable on or before the Maturity Date, subject to acceleration as set forth in the terms of the Credit Line Agreement.  The Company is obligated to pay principal balance, interest at the Interest Rate as of the date of each Advance.  Any prepayment of principal shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of such prepayment.

Further, pursuant to the Credit Line Agreement, the Lender may elect to receive any portion of repayment of principal and/or interest in shares of the Company at a 10% premium to the closing market price (a “Conversion”) on the day of Conversion.  The Credit Line Agreement does not obligate the Company to reserve any shares for any Conversion, and the Lender and the Company have further agreed that the Lender will not be able to elect to receive repayment of principal and/or interest by way of a Conversion if the Company does not have available for issuance sufficient shares of Common Stock to satisfy any Conversion.

In addition, for each $1.00 advanced under the Credit Line, the Lender shall be entitled to receive a three (3) year warrant to purchase one share of the Company’s common stock at $0.40 per share.

The Company will apply the proceeds of any Advances made by Lender to the Company under the Credit Line for working capital or general corporate purposes.

The foregoing does not constitute a complete summary of the terms of the Credit Line Agreement and reference is made to the complete text of the governing document, which is filed as Exhibit 10.1 to this  Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosures of the material terms and conditions of the Credit Line Agreement contained in Item 1.01 above, and the complete text of the governing document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, is hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

NUMBER	EXHIBIT

10.1	Credit Line Agreement by and between Max Sound Corporation and Greg Halpern, dated September 26, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MAX SOUND CORPORATION

Date: October 3, 2013	By:	/s/ John Blaisure
Name: John Blaisure
Title: Chief Executive Officer